UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 15, 2014

PBF ENERGY INC.
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 15, 2014, PBF Holding Company LLC (“PBF Holding”), a subsidiary of PBF Energy Inc., a Delaware corporation (the “Company"), and certain of its wholly-owned subsidiaries, as borrowers or subsidiary guarantors (collectively referred to as “PBF”) entered into the Third Amended and Restated Revolving Credit Agreement, among PBF, UBS AG, Stamford Branch ("UBS") as administrative agent and certain other lenders (the "Third A&R ABL Revolving Credit Facility"). The Third A&R ABL Revolving Credit Facility amends and restates the Second Amended and Restated Revolving Credit Agreement dated October 26, 2012, among PBF, UBS and certain other lenders (as amended or otherwise modified from time to time, the “Second A&R ABL Revolving Credit Facility”). The Third Amended and Restated ABL Revolving Credit Facility increases the maximum availability previously available under the Second A&R ABL Revolving Credit Facility from $1.6 billion to $2.5 billion, extends the maturity to August 2019 and increases the sublimit for letters of credit from $1.0 billion to $1.5 billion. In addition, an accordion feature allows for commitments of up to $2.75 billion. The commitment fees on the unused portions, the interest rate on advances and the fees for letters of credit have been reduced under the Third A&R ABL Revolving Credit Facility. The Third A&R ABL Revolving Credit Facility contains representations, warranties and covenants by PBF Holding and the other borrowers, as well as customary events of default and indemnification obligations that are consistent with, or more favorable to PBF than, those in the Second A&R ABL Revolving Credit Facility. The Third A&R ABL Revolving Credit Facility is available to be used for working capital and other general corporate purposes.

UBS serves as the administrative agent under the Third A&R ABL Revolving Credit Facility for the 20-bank syndicate participating in the facility. UBS is also a lender which has commitments with the Company's subsidiary, PBF Logistics LP, under a $250 million term loan facility and a $300 million revolving credit facility. Certain of the banks included in the 20-bank syndicate participating in the facility and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide, investment banking, commercial banking and other financial services to PBF in the ordinary course of business for which they have received and may in the future receive customary compensation.

The foregoing description of the Third A&R ABL Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Third A&R ABL Revolving Credit Facility which will be filed with the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference herein.

Forward-Looking Statements
Statements contained in the exhibit to this report reflecting the Company’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Press release dated August 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2014

PBF Energy Inc.
(Registrant)

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Senior Vice President, General Counsel

Dated: August 19, 2014

PBF Holding Company LLC
(Registrant)

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 15, 2014